Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Financial Statements

December 28, 2004

Report of Independent Auditors

The Board of Directors and Shareholders
Chevys Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Chevys Holdings, Inc. and subsidiaries (Debtors-in-Possession) as of December 28, 2004, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chevys Holdings, Inc. as of December 28, 2004 and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Chevys Holdings, Inc. will continue as a going concern. As more fully described in Note 2, the Company and all of its subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Additionally, the Company filed a proposed Plan of Reorganization (the Plan) and subsequently received the Bankruptcy Court approval of the Plan on December 21, 2004, which includes the sale of all of the existing Chevys and Fuzio restaurants to satisfy outstanding debts.

After all proceeds have been distributed, the trustee in charge of the Chevys Holdings, Inc. estate will begin the task of dissolving Chevys Holdings, Inc. and all of its subsidiaries. The accompanying financial statements report the liabilities subject to compromise at the actual amount that will be discharged against them under the court approved Plan. However, the accompanying financial statements do not purport to reflect or provide for any other consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to shareholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (c) as to operations, the effect of any changes that may be made in its business.

/s/ Ernst & Young LLP
February 25, 2005

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Balance Sheet

December 28, 2004

(Dollars in thousands, except share data)

Assets
Current assets:
Cash	$4,548
Receivables	1,929
Inventories	1,348
Prepaid expenses and other	3,115

Total current assets	10,940
Property and equipment, net	63,114
Other assets, net	6,413
Goodwill	8,286

Total assets	$88,753

Liabilities and shareholders’ deficit
Current liabilities:
Line of credit	$12,344
Accounts payable	2,896
Accrued liabilities	15,732

Total current liabilities	30,972
Other long-term liabilities	10,126

Total liabilities not subject to compromise	41,098
Liabilities subject to compromise	72,311

Total liabilities	113,409
Commitments and contingencies
Shareholders’ deficit:
Common stock, $0.001 par value:
Authorized 30,000,000 shares; issued and outstanding 13,281,566 shares	13
Additional paid-in capital	48,687
Accumulated deficit	(73,356)

Total shareholders’ deficit	(24,656)

Total liabilities and shareholders’ deficit	$88,753

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Statement of Operations

December 28, 2004

(Dollars in thousands)

Revenues:
Restaurant sales	$209,527
Franchise income	3,426

Total revenues	212,953
Cost of sales:
Food and beverage costs	52,070
Operating expenses	142,067

Total cost of sales	194,137

General and administrative expenses	12,224
Loss on impairment and disposition of property and equipment	3,989

Operating income	2,603
Interest expense, net	6,908

Loss before forgiveness of liabilities subject to compromise, reorganization costs and income taxes	(4,305)
Gain on forgiveness of liabilities subject to compromise	76,757
Reorganization costs, net	(13,296)

Income before income taxes	59,156
Provision for income taxes	(37)

Net income	$59,193

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Statement of Shareholders’ Deficit

Year ended December 28, 2004

(Dollars in thousands, except share data)

	Common Stock

	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit

Balance as of December 30, 2003	13,281,566	$13	$48,687	$(132,549)	$(83,849)
Net income	—	—	—	59,193	59,193

Balance as of December 28, 2004	13,281,566	$13	$48,687	$(73,356)	$(24,656)

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Statement of Cash Flows

Year ended December 28, 2004

(Dollars in thousands)

Operating activities
Net income	$59,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,229
Amortization of debt issuance costs and note discounts	1,608
Loss on impairment and disposition of property and equipment	3,989
Loss on store closings	626
Gain on forgiveness of liabilities subject to compromise	(76,757)
Changes in operating assets and liabilities:
Receivables	(264)
Inventories	387
Prepaid expenses and other	868
Other assets	(919)
Accounts payable	106
Accrued liabilities	5,235
Other long-term liabilities	(658)

Net cash provided by operating activities	1,643

Investing activities
Capital expenditures	(5,482)
Proceeds from sale of property and equipment	347

Net cash used in investing activities	(5,135)

Financing activities
Proceeds from issuance of notes payable	5,703
Payments on notes payable	(48)

Net cash provided by financing activities	5,655

Net change in cash	2,163
Cash at beginning of year	2,385

Cash at end of year	$4,548

Supplemental disclosures of cash flow information:
Cash paid during the year:
Interest	$4,518
Income taxes, net of refunds	8

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 28, 2004
(Amounts in thousands, except share data)

1. Company Description

At the end of fiscal 2004, Chevys Holdings, Inc. (Chevys or the Company) operated 74 casual dining restaurants and franchised 42 restaurants under the trade names Chevys Fresh Mex® and Fuzio Universal Pasta®. The restaurants are located in 16 states, with the largest concentration in California.

On May 13, 1997, PepsiCo & Taco Bell sold Chevys, Inc. to JWC Acquisition II, Inc. (Acquisition Co.). Acquisition Co. was 100% owned by JWC Holdings II, Inc. (Holdings). Both Acquisition Co. and Holdings were companies established by JW Childs Equity Partners, L.P. for purposes of executing the acquisition. The acquisition was accounted for using the purchase method of accounting. Upon the purchase of the shares and execution of the bank loans, Acquisition Co. was merged into Chevys, Inc., with Chevys, Inc. being the surviving company. Chevys, Inc. continues to be 100% owned by Holdings. Holdings subsequently changed its name to Chevys Holdings, Inc.

2. Voluntary Reorganization Under Chapter 11 of the United States Bankruptcy Code

Bankruptcy Proceedings

On October 10, 2003 (the Petition Date), the Company filed voluntary petitions (the Bankruptcy Filing) to reorganize its business under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the Bankruptcy Court). Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a Debtor-in-Possession. Those claims are reflected in the consolidated balance sheet as “liabilities subject to compromise.” The Company continues to operate its business as a Debtor-in-Possession. In general, as a Debtor-in-Possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. All vendors have been or are being paid for all goods furnished and services provided to the Company after the Petition Date, in the ordinary course of business.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

2. Voluntary Reorganization Under Chapter 11 of the United States Bankruptcy Code (continued)

Bankruptcy Proceedings (continued)

The Company has received approval from the Bankruptcy Court to pay or otherwise honor certain of its pre-petition obligations, including employee wages and related benefits (including insurance costs), gift certificate redemptions, and certain other pre-petition claims. The pre-petition liabilities that have been approved for payment are excluded from liabilities subject to compromise.

The Company filed a proposed Plan of Reorganization (the Plan) and subsequently received the Bankruptcy Court confirmation of this Plan on December 21, 2004. The most significant feature of the Plan is the sale of all of the existing Chevys and Fuzio restaurants to Real Mex Restaurants of Long Beach, California. Proceeds of the sale will be used to satisfy outstanding debts, per the provisions of the Plan. After all proceeds have been distributed, the trustee in charge of the Chevys estate will begin the task of dissolving Chevys Holdings, Inc. and all of its subsidiaries.

Liabilities Subject to Compromise

Liabilities subject to compromise reflected in the accompanying consolidated balance sheet represent the liabilities of the Company incurred prior to the Petition Date. Liabilities subject to compromise consisted of the following as of December 28, 2004:

Secured debt principal	$44,660
Secured debt interest	17
Priority unsecured claims	2,831
Subordinated debt principal	11,473
Subordinated debt interest	27
Lease rejection claims	5,367
General unsecured claims	7,936

Total liabilities subject to compromise	$72,311

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

2. Voluntary Reorganization Under Chapter 11 of the United States Bankruptcy Code (continued)

The account balances reported in the table above have been adjusted to reflect the actual amount that will be discharged against them, as detailed in the Company’s court-approved Plan. In connection with the discharging of the liabilities subject to compromise, the Company recognized a gain on forgiveness of liabilities subject to compromise of $76,757.

Reorganization Items, Net

Following the filing of the Chapter 11 cases, the Company commenced a more comprehensive reorganization process, together with its financial and legal advisors, to review and analyze its business, contracts and leases to determine if any of its contracts and leases should be rejected or assumed during the Chapter 11 cases. The reorganization efforts included asset dispositions, sale of restaurants, rejection of leases and contracts and other operational changes.

Reorganization items for the year ended December 28, 2004 consisted of the following:

Professional fees	$11,536
Store closing costs	94
Other	1,666

Total reorganization costs	$13,296

3. Summary of Significant Accounting Policies

Basis of Financial Statement Preparation

For the period subsequent to the Petition Date, the accompanying consolidated financial statements have been prepared in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (SOP 90-7), issued by the American Institute of Certified Public Accountants. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheet and classified as “liabilities subject to compromise” at the estimated amounts that these claims will be discharged, per the Company’s court-approved Plan. Liabilities not subject to compromise are separately classified as current and noncurrent. Interest has not been accrued on subordinated debt subject

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Basis of Financial Statement Preparation (continued)

to compromise subsequent to the Petition Date. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the Company’s consolidated statement of operations.

Fiscal Year

Chevys’ fiscal year is a 52-week or 53-week period ending on the last Tuesday in December. Fiscal year 2004 consists of 52 weeks.

Principles of Consolidation

The consolidated financial statements reflect the accounts of Chevys and its wholly owned subsidiaries (Chevys, Inc.; Chevys New York, Inc.; Chevys of Greenbelt, Inc.; Chevys of Parsippany, Inc.; Rio Bravo Acquisitions, Inc.; RBA Kansas, Inc.; Katmandu Creations, Inc.; and Wrapworks, Inc.) All significant intercompany accounts and transactions have been eliminated in consolidation.

Management Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories consist of food and liquor, and are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets of three to ten years. Computer equipment is depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the improvements, 20 years, or the terms of the leases including lease options. Land is stated at cost.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

Other Assets

Liquor licenses are stated at cost and are amortized over 25 years. Amortization of liquor licenses totaled $56 for the year ended December 28, 2004.

Debt issuance costs relating to the issuance of debtor-in-possession (DIP) line of credit, senior secured notes and senior subordinated notes, also included in other assets, are amortized to interest expense on a straight-line basis over the life of the relevant debt, which approximates the effective-interest method. Amortization of debt issuance costs, included in interest expense in the accompanying consolidated statement of operations, totaled $1,607 for the year ended December 28, 2004.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Goodwill

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is tested for impairment using a fair value approach, at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (the component level), if discrete financial information is prepared and regularly reviewed by management at the component level. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. The method used to determine the fair value of the reporting units was based on the actual sales price of those units to an independent third party, who took possession of the units on January 11, 2005.

Valuation of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company performs a recoverability evaluation when facts or circumstances indicate that the cost of long-lived assets, primarily property and equipment, may be impaired. The Company performs a comparison of the estimated undiscounted cash flows expected to be generated from the asset over its estimated useful life, against the asset’s carrying amount to determine if a write-down to fair value is required.

Chevys considers a history of operating losses to be its primary indicator of potential impairment. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Chevys has identified the appropriate grouping of assets to be individual restaurants.

Chevys deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value related to land and liquor licenses, if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. Fair value is based on quoted market prices in active markets, if available. If quoted market prices are not available, an estimate of fair value is based on the best information available, including prices for similar assets or the results of valuation techniques such as discounting estimated future cash flows as if the decision to continue to use the impaired asset was a new investment decision. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Valuation of Long-Lived Assets (continued)

In fiscal 2004, the Company recognized $3,094 in charges related to the impairment of long-lived assets.

Pre-Opening Expense

The Company expenses costs relating to opening of restaurant locations as incurred. The Company did not incur any pre-opening costs in fiscal 2004.

Advertising Costs

Advertising costs are reported in restaurant operating expenses and include costs of advertising, marketing and promotional programs as incurred. Advertising expense was $4,095 for the year ended December 28, 2004.

Franchise Revenue

Franchise revenue is recognized in accordance with SFAS No. 45, Accounting for Franchise Fee Revenue, which requires deferral of any initial franchise fee until substantial performance of the franchisor’s obligations is complete, which is at the time the restaurant is opened. Initial franchise fees, included in franchise income in the consolidated statement of operations for the year ended December 28, 2004 were $12. Royalty income is recognized as earned, based on sales reported by franchisees. Royalty income for the year ended December 28, 2004 was $3,414, and is included in franchise income. Deferred franchise revenue as of December 28, 2004 was $170, and is included in other long-term liabilities.

Stock-Based Compensation

In 1997, the Company adopted a Stock Option Plan for its key employees. However, as of December 28, 2004, the value of the underlying stock is zero, as evidenced by the Company’s court approved Plan of Reorganization, which stipulates no distribution of any funds to any of the Company’s equity holders. Therefore, the value of the options at December 28, 2004 is also zero.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

4. Receivables

Receivables consist of the following as of December 28, 2004:

Due from credit card companies	$610
Due from delivery services	190
Due from franchisees	447
Other receivables	682

$1,929

5. Inventories

Inventories consist of the following as of December 28, 2004:

Food	$619
Liquor	729

$1,348

6. Property and Equipment

Property and equipment consist of the following as of December 28, 2004:

Property and equipment:
Land	$1,250
Buildings	738
Furniture and equipment	33,045
Leasehold improvements	75,832
Computer equipment	9,478
Vehicles	108

Total property and equipment	120,451
Less accumulated depreciation and amortization	(57,337)

Property and equipment, net	$63,114

Depreciation and amortization expense was $8,229 for the year ended December 28, 2004.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

7. Other Assets

Other assets consist of the following as of December 28, 2004:

Liquor licenses, net	$967
Vendor deposits	2,119
Property held for sale	689
Other	2,638

$6,413

Accumulated amortization of liquor licenses as of December 28, 2004 was $354. Accumulated amortization of debt issuance costs as of December 28, 2004 was $3,719.

8. Accrued Liabilities

Accrued liabilities consist of the following as of December 28, 2004:

Accrued payroll and payroll taxes	$2,963
Accrued benefits	2,070
Legal accrued expenses	3,036
Accrued insurance claims	1,830
Sales tax payable	970
Gift certificates payable	501
Interest payable	1,087
Other	3,275

$15,732

9. Line of Credit

On December 17, 2003, Chevys entered into a debtor-in-possession loan and security agreement (DIP financing) with Wells Fargo Foothill, Inc. (Foothill). The Foothill agreement is a revolving line of credit with a maximum outstanding limit of $20,000, and an original maturity date that was the earlier of October 17, 2004 or the effective date of Chevys’ approved Plan of Reorganization. The agreement was later amended to set a revised maturity date of January 17, 2005. Interest on borrowed funds is calculated using a rate equal to the Wells Fargo Prime Rate

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

9. Line of Credit (continued)

plus 4.50%. As of December 28, 2004, the interest rate was 9.75%. The outstanding balance of the facility as of December 28, 2004 is $12,344. In addition, as of December 28, 2004, the Company has $6,335 in letters of credit outstanding (see Note 13), which reduce the available borrowings under the revolving credit line.

Under the DIP financing agreement, the Company must maintain certain financial covenants, including, but not limited to, minimum EBITDA, maximum capital spending, and compliance with budgeted expenditures. This credit facility also limits certain activities of the Company, including, but not limited to, indebtedness, creation of liens, disposal of assets, and investments. The obligations are secured by assets of the Company, including receivables, property and equipment, inventories and cash.

10. Debt Subject to Compromise

Outstanding debt subject to compromise consists of the following as of December 28, 2004:

Senior Secured Notes Payable	$43,845
Mortgage Debt	815
Senior Subordinated Notes Payable	11,473

$56,133

The total amounts owed on all of the debt are classified as liabilities subject to compromise.

The aggregate maturities of debt outstanding as of December 28, 2004, if the Company was not in default of these loans are as follows:

2005	$52,091
2006	3,332
2007	60
2008	66
2009	73
Thereafter	511

$56,133

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

10. Debt Subject to Compromise (continued)

At December 28, 2004, the Company was in default of its bank covenants. As of the date of this audit report, the Company continues to be in default of its bank covenants. No waiver has been received from the banks for these violations. Under the Senior Credit Agreement, the Company must maintain certain financial covenants, including, but not limited to, interest coverage ratio, funded debt ratio, senior funded debt ratio and fixed charge coverage ratio. The existing credit facility limits certain activities of the Company, including, but not limited to, indebtedness, creation of liens, capital expenditures, investments and dividends. The obligations are secured by assets of the Company, including receivables, property and equipment, inventories and cash.

Senior Secured Notes Payable

On September 16, 1998, Chevys entered into a Senior Credit Agreement with a group of various banks. This agreement was amended on January 11, 1999, March 16, 1999, December 17, 1999, March 31, 2000 and June 25, 2001.

This agreement consists of four components: (i) Tranche A Term Loan, (ii) Tranche B Term Loan, (iii) Capital Expenditure Loans, and (iv) Revolving Loans. The balances at December 28, 2004 are as follows:

Tranche A Term Loan	$5,330
Tranche B Term Loan	14,290
Capital Expenditure Loans	21,125
Revolving Loans	3,100

$43,845

Because the Company currently is in default on all four of its financial covenants, it is required to designate all of the loans outstanding under the Senior Credit Agreement as Prime Rate loans. The interest rate to be paid, as a result of being designated a Prime Rate loan, is equal to the prime rate plus an applicable percentage. For all loans except the Tranche B Term Loan, the applicable percentage varies depending on the Company’s Modified Funded Debt Ratio (as defined in the Senior Credit Agreement). As of December 28, 2004, the Company is paying interest under the Tranche A Term Loan at approximately 8.25% per annum and under the Tranche B Term Loan at approximately 8.75% per annum.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

10. Debt Subject to Compromise (continued)

Senior Secured Notes Payable (continued)

The Company is also in default of quarterly loan amortization payments dating back to December 2002. Per provisions of the Senior Credit Agreement, Chevys must pay an additional 2.00% penalty interest on the sum of all defaulted principal payments. The Company paid all such interest up to the time of the Bankruptcy filing. Since the Petition Date, Chevys has accrued, but not paid, the penalty interest. Penalty interest accrued subsequent to the Petition Date totaled $640 as of December 28, 2004.

Mortgage Debt

This debt consists of a mortgage loan entered into in March 2000. The loan bears interest at a rate of 9.28% per annum and requires monthly principal and interest payments through 2015. This obligation is secured by property and equipment with a net book value of $465 as of December 28, 2004.

Senior Subordinated Notes Payable

An original senior subordinated note payable, in the amount of $10,000, was issued by SBC Warburg in May 1997. In 1998, this note was assumed by a company affiliated with the Company’s majority shareholder, JWC Equity Funding, Inc. (JWC Funding). A second senior subordinated note in the amount of $6,000 was issued in December 1999. These notes were amended June 25, 2001, such that interest can only be paid if certain financial conditions exist at the interest due date. Absent those conditions, the interest not paid is rolled into an additional senior subordinated note. At December 28, 2004, both of the above notes had an additional senior subordinated note related to it for the nonpayment of interest. All of these notes have been written down to the amount that will be realized per the Court approved Chevys Plan of Reorganization. The outstanding balances of the senior subordinated notes payable at December 28, 2004 are as follows:

Senior Subordinated Note Payable	$5,122
Senior Subordinated Note Payable	2,178
Senior Subordinated Note Payable	3,074
Senior Subordinated Note Payable	1,099

$11,473

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

10. Debt Subject to Compromise (continued)

Subordinated Notes Payable

The Company has outstanding subordinated notes with JWC Funding dated July and October 1998, January 1999 and February 2000. The notes mature on July 7, 2007, and bear interest at a rate of 15.00% per annum. All of these notes have been written down to the amount that will be realized per the Court approved Chevys Plan of Reorganization. As of December 28, 2004, the outstanding balance of each of the notes is $0.

Applebee’s Subordinated Note Payable

As part of the Rio Bravo acquisition of April 1999, Applebee’s issued a note payable in the original amount of $6,000. The note is subordinated to all other indebtedness and bears interest at a rate of 10.00% per annum, with a maturity date of April 12, 2009. This note has been written down to the amount that will be realized per the Court approved Chevys Plan of Reorganization. As of December 28, 2004, the outstanding balance of the note is $0.

11. Other Long-Term Liabilities

Other long-term liabilities consist of the following as of December 28, 2004:

Deferred rent	$8,339
Unfavorable Operating Leases	1,617
Deferred revenue	170

$10,126

12. Income Taxes

The provision for income taxes as of December 28, 2004 was a credit of $37, which is related to the overpayment of state income taxes. Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. There were no deferred tax liabilities at December 28, 2004.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

12. Income Taxes (continued)

The reconciliation of income tax at the U.S. federal statutory tax rates to income tax expense as of December 28, 2004 is as follows:

Income tax at U.S. federal statutory tax rate	34%
State income tax, net of federal tax effect	4
Change in valuation allowance	(38)

Effective tax rate	0%

A summary of the components of deferred tax assets as of December 28, 2004 is as follows:

Deferred tax assets:
Net operating loss	$33,799
Accrued expenses	2,464
FICA credit carryover	6,802
Property and equipment	2,781
Goodwill and other intangibles	(27)
Gain in forgiveness of liabilities subject to compromise	(30,404)

Total deferred tax assets	15,415
Less valuation allowance	(15,415)

Net deferred assets	$-

The decrease in the valuation allowance for the year ended December 28, 2004 was $28,970. A valuation allowance is provided due to uncertainties relating to the realization of the deferred tax assets.

As of December 28, 2004, the Company had federal and state net operating loss carryforwards of $90,137 and $56,200, respectively. The federal net operating loss carryforwards will expire beginning in the year 2012, if not utilized. The state net operating loss carryforwards will expire beginning in the year 2005. Also, the Company has federal FICA tax credits of $6,802, which expire in the years 2012 through 2024.

Utilization of the Company’s net operating loss may be subject to annual limitation due to the ownership change limitation provided by the Internal Revenue Code and similar provisions. Such annual limitation could result in the expiration of net operating loss before utilization.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

13. Commitments and Contingencies

Operating Leases

The Company leases restaurant and administrative facilities under operating leases that expire at various dates between 2005 and 2019. Certain of these leases include renewal options and provisions for rent escalation or require the Company to pay certain maintenance and utility costs. As of December 28, 2004, future minimum payments for operating leases with noncancelable terms are as follows:

2005	$16,910
2006	15,958
2007	15,441
2008	15,026
2009	13,124
Thereafter	47,290

$123,749

Total rent expense for the year ended December 28, 2004 was $17,386. Included in total rent expense for the year ended December 28, 2004 is contingent rent expense of $573, based on a percentage of sales.

Letters of Credit

As of December 28, 2004, the Company had three letters of credit outstanding totaling $6,335.

Legal Matters

In addition to legal proceedings associated with the Bankruptcy Filing, the Company is involved in various litigation matters incidental to its business. Management does not believe that any of the claims or actions filed against it will have a material adverse effect upon the consolidated financial position, results of operations or liquidity of the Company.

Chevys Holdings, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements (continued)

(Amounts in thousands, except share data)

14. Disclosures about Fair Value of Financial Instruments

The recorded amounts of the Company’s cash, receivables, accounts payable and accrued liabilities as of December 28, 2004, approximate fair value because of the short maturity of these instruments.

15. Related-Party Transactions

Management fees incurred and unpaid with JWC Funding, a company affiliated with the Company’s majority shareholder, for 2004 were $240.

The Company stopped accruing interest expense relating to various notes payable outstanding with JWC Funding (see Note 10) after the Bankruptcy Filing.

The management fees pertain to a consulting service agreement the Company has entered into with JWC.

As of December 28, 2004, all of the accrued interest payable and the management fee payable have been reclassified to the liabilities subject to compromise section of the balance sheet and written down to the amount that will be realized per the court-approved Chevys Plan of Reorganization.

16. Subsequent Event

On January 11, 2005, the Company completed the sale of all 74 of its open Chevys and Fuzio restaurants to Real Mex Restaurants of Long Beach, CA.